UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 14, 2009

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779

(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 14, 2009, CVD Equipment Corporation (the “Registrant”) reported its financial results for the quarter ended March 31, 2009. A copy of the press release issued by the Registrant concerning the foregoing information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                               CVD EQUIPMENT CORPORATION

Date: May 18, 2009	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Exhibit 99.1

CVD Equipment Corporation today announced its financial results for the quarter ended March 31, 2009.

Revenue for the first quarter ending March 31, 2009 was approximately $3,985,000, compared to $4,043,000 for the quarter ending March 31, 2008, a decrease of 1.4%. We attribute this decrease to delayed or reduced capital expenditures by potential customers as a result of the current economic conditions. Our gross profit percentage decreased to 25.8% from 30.1% for the same period one year ago. The gross profit decrease is a result of our prior addition of engineering and production personnel we hired to develop our new products in the Nanomaterials, Solar, Energy and Semiconductor fields, the expansion of our Application Laboratory and slower than expected new orders due to the global economic downturn. General and administrative expenses for the three months ending March 31, 2009 decreased by approximately $62,000 or 6.0%.

As a result, we incurred a net loss for the current quarter of approximately $86,000 or ($0.02) per share basic and diluted compared to net income of $19,000 or $0.00 per share basic and diluted for the quarter ending March 31, 2008.

As of March 31, 2009 the Company’s backlog was approximately $13,872,000, a decrease of $1,399,000 or 9.2% compared to $15,271,000 at December 31, 2008. Timing for completion of the backlog varies depending on the product mix and can be as long as two years. Order backlog is usually a reasonable management tool to indicate expected revenues and projected profits, however it does not provide an assurance of future achievement or profits as order cancellations or delays are possible. Backlog from quarter to quarter can vary based on the timing of order placements and shipments.

Leonard Rosenbaum, President and Chief Executive Officer stated, “The global economic downturn has negatively impacted our current sales and profitability. We are continuously reviewing our order levels, economic conditions and ways in which we can improve our current performance without jeopardizing our long term goals. We feel we are in a strong position to weather the current economic conditions and respond positively as economic conditions improve.”

CVD Equipment Corporation, is a global designer, manufacturer and supplier of equipment for use in manufacturing semiconductors, solar cells, carbon nanotubes, nanowires and equipment for surface mounting of components onto printed circuit boards.

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in CVD Equipment Corporation’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on CVD Equipment Corporation’s website does not constitute a part of this release.

CVD Equipment Corporation

Comparative Operating Results for the Three Months ended March 31,

	2009	2008
Revenue	$ 3,985,000	$ 4,043,000
Cost of revenue	2,958,000	2,826,000
Gross profit	1,027,000	1,217,000

Operating expenses	1,137,000	1,214,000

Net (loss) income	(86,000)	19,000

Net income
Per share basic	($ 0.02)	$0.00
Per share diluted	($ 0.02)	0.00
Weighted average shares of common stock outstanding
Basic	4,759,296	4,732,016
Diluted	4,759,296	4,766,245

For further information Contact: CVD Equipment Corporation, Karen Hamberg,

Phone: 631-981-7081, Fax: 631-981-7095 or email: info@cvdequipment.com

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